SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event report): July 27, 2004


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)

                        Commission File Number - 0-15087


              NEVADA                                           93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
       of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                           52241
(Address of Principal Executive Offices)                       (Zip Code)



        Registrant's Telephone Number (including area code): 319-545-2728

ITEM 5.  Other Events.


     On July 21, 2004, the Board of Directors of Heartland Express, Inc. (the "Company") declared a 50% stock dividend, in the amount of 25,000,000 shares of common stock, par value $0.01, to be distributed to stockholders of record on August 9, 2004, prorated to stock ownership, with one share issued for every two shares owned on the record date. Fractional shares will be settled by payment of cash in lieu of issuance of shares. The stock dividend will be paid on August 20, 2004.

     The stock issued pursuant to this dividend is a new issue of 25,000,000 shares. The Company's retained earnings will be reduced by $250,000.00 with a corresponding increase of capital stock outstanding of $250,000.00. The dividend issued will increase the total number of the Company's issued and outstanding shares from 50,000,000 to 75,000,000.

     The purpose of the stock dividend is to increase liquidity for stockholders of the Company.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    HEARTLAND EXPRESS, INC.

Date: July 27, 2004                                 BY: /s/ John P. Cosaert
                                                    JOHN P. COSAERT
                                                    Vice-President
                                                    Finance and Treasurer



                                 End of Report